TERRA NOSTRA ANNOUNCES PRELIMINARY SIX MONTH RESULTS

Los Angeles, California, January 12, 2007 – Terra Nostra Resources Corporation (OTCBB: TNRO), is pleased to announce preliminary results for the six months ended November 30th, 2006.

Consolidated revenues are expected to total US$111.9 million, yielding gross profits of $5.9 million, and consolidated EBITDA of $2.89 million.  These consolidated figures include copper joint venture operations, stainless steel joint venture start-up operations, and Terra Nostra overhead.

The copper joint venture contributed revenues of $103.8 million from the production at Shandong Terra Nostra Jinpeng Metallurgical, comprised of approximately 11,000 metric tonnes (MT) of electrolytic copper and value added products, 3,000 MT of low-oxygen copper products, and precious metals produced as byproducts. Shandong Quanxin Stainless Steel revenues of $8.1 million are comprised of ramp up stainless steel billet production and trial production quantities of stainless steel strip.

Mr. Don Nicholson, CEO, comments “Terra Nostra is very encouraged with the continued progress being made by both joint venture companies, and we expect that our stainless steel operations will continue to expand production and generate positive EBITDA this fiscal year.”

About Terra Nostra Resources Corporation
Terra Nostra is one of the leading copper producers in China through its 51% interest in Shandong Terra Nostra Jinpeng Metallurgical Co. Ltd., which has an existing and under construction production capacity of 170,000 MT of electrolytic copper, 20,000 MT of low-oxygen copper, and value-added copper rod and wire facilities. Terra Nostra is also emerging as a leading stainless steel producer in China through its 51% interest in Shandong Quanxin Stainless Steel Co. Ltd., a modern stainless steel production facility that commenced operations in early 2006 with a now expanded 230,000 MT casting mill, and a recently commissioned 150,000 MT rolling mill. The two joint venture companies, with total assets exceeding US$ 200 million and having over 800 employees, are located in the highly industrialized coastal province of Shandong, midway between Beijing and Shanghai.

More information on Terra Nostra can be found at www.tnr-corp.com, or call 1-866-626-0088.

Forward Looking Statements
Except for the historical information contained herein, the matters set forth in this press release, including statements with respect to expectations concerning (i) projects underway or under consideration, including production capacity and completion schedules; (ii) business and future potential of Terra Nostra Resources Corporation ("TNR"); (iii) estimates or implications of future earnings, profits, EBIDTA, and the sensitivity of earnings to metals prices; (iv) estimates of future metals production, sales and profitability; (v) estimates of future cash flows, and the sensitivity of cash flows to the other metals and ore costs as well as, but not limited to, fluctuations in fuel prices, scrap prices, and the availability of both, are all forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.. Further risks, uncertainties and other factors, which affect the forward-looking statements included herein, and could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements include, but are not limited to, completion of TNR’s capital contributions to the joint venture companies, working capital financing, metals price volatility, competition for projects, reserve acquisition costs, currency fluctuations, international economic uncertainty, sovereign risk, force majeure, changes in tax law or concession law, project scheduling delays, labor disputes, increased production costs and variances in ore grade, scrap grade or recovery rates from those assumed in production plans, political and operational risks in the countries in which TNR may operate and governmental regulation and judicial outcomes, and other risks detailed from time to time in TNR’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended August, 2006. Copies of each filing may be obtained from TNR or the SEC. Furthermore, metals operation, by their very nature, entail cyclical, sectoral, and commodity risk and could expose an investor to the entire loss of all capital invested. TNR does not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.